Fold Taps Lead Bank as Core Banking Partner to Advance Fold’s Growing Financial Services Platform

A Strategic Banking Partnership Designed to Support Fold’s Expanded Account Capabilities and Future Product Growth

PHOENIX, August 6, 2026 -- Fold Holdings, Inc. (NASDAQ: FLD) (“Fold” or the “Company”), a bitcoin financial services company making it easy for individuals to earn, save and spend bitcoin through everyday financial tools, today announced it has selected Lead Bank as a new banking partner.

The first publicly-traded bitcoin financial services company, Fold has partnered with Lead Bank to strengthen its banking foundation and support the next phase of its growth. Lead Bank, an FDIC-insured institution, will support Fold’s accounts, deposits, withdrawals, and bitcoin trading. The partnership enhances Fold’s financial infrastructure, giving it the ability to build, launch, and scale new products for its customers.

“This marks an important step forward in Fold’s evolution as a full-featured financial services platform,” said Will Reeves, Chairman, CEO and Founder of Fold. “Fold has always worked to make bitcoin part of how people manage money day to day. With Lead Bank as our banking partner, we're better positioned to keep building products that bring bitcoin into everyday life.”

"Fold has been a pioneer in making bitcoin accessible and useful in day-to-day financial services. Lead's embedded banking infrastructure, combined with the digital asset expertise of our teams, makes for a strong partnership that supports Fold's impressive pace of innovation,” shared Jake Mendel, Head of Strategic Partnerships, Lead. "Lead is thrilled to support Fold’s continued growth by providing the underlying infrastructure that powers the core Fold experience."

The new banking relationship is expected to support expanded account functionality over time, which will include new ways for customers to buy and earn bitcoin through the Fold App. Planned customer-facing features are expected to launch in phases starting later this year, and are expected to ultimately include**:

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Passthrough bitcoin buys: instant BTC purchases* funded from Fold's FBO balance
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ACH origination: pull deposits, push withdrawals, and outgoing 3rd-party payment
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Same-day ACH, and standard ACH deposits
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FedWire and FedNow transfers (incoming and outgoing)
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Instant withdrawals available 24/7/365 via FedNow
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Higher deposit and withdrawal limits
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Direct deposit with early fund availability
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Auto-stack bitcoin purchases* from external bank accounts
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Account with routing and account number

Fold expects to begin transitioning customer accounts to Lead Bank later this year and is focused on ensuring a smooth customer experience throughout the process.

“Our priority is to introduce new capabilities thoughtfully while continuing to improve the Fold experience for customers,” Reeves added. “As we move into this next phase, we remain focused on building products that bring bitcoin to the everyday person.”

This announcement follows several recent milestones for Fold, including the rollout of the Fold Bitcoin Credit Card, which is not part of the Lead Bank partnership, and recent capital transactions to improve Fold's ability to scale its consumer and enterprise platforms.

About Fold

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Credit Card™, Fold Bitcoin Gift Card™, and Fold Debit Card™, the company is building the bridge between traditional finance and the bitcoin-powered future.

About Lead Bank

Lead is a state-chartered bank building technology-first, compliant banking infrastructure for the world’s top fintechs. Its banking-as-a-service (BaaS) platform delivers programmable products designed for direct integration into transaction workflows—enabling fintechs, consumer, and digital asset companies to scale with compliance and creativity. With decades of experience navigating complex regulations and developing modern banking technology, Lead supports partners in bringing innovative financial solutions to market. In addition to its BaaS platform, the company offers full-service business and personal banking to clients across the U.S.

For investor inquiries, please contact:

Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

For media inquiries, please contact:

Cindy Stoller

Confluence Partners, LLC

917-331-0418

cstoller@confluencepartners.com

media@foldapp.com

Press@lead.bank

Fold, Inc. is a financial services platform, not an FDIC-insured bank. Fold Holdings, Inc. (Nasdaq: FLD) is its publicly traded parent company. Nothing on this site constitutes investment, tax, legal, or financial advice. By using Fold’s services or platform, you agree to be bound by our Terms and Conditions and Privacy Policy available here.

Forward-Looking Statements:

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For the avoidance of doubt, statements regarding planned customer-facing features are all forward-looking statements. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual events. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) our continued ability to implement business plans and appropriate technology infrastructure, including our ability to continue to adapt and adjust to Lead’s BaaS platform; (iii) our continued access to and cooperation with necessary third party partners, including Lead; (iv) the availability and timing of release of products by Lead; and (v) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.

* Bitcoin custody and exchange services are provided by BitGo Bank & Trust, National Association. Bitcoin is not FDIC- or SIPC-insured and may lose value. The value of bitcoin is volatile; you could lose some or all of your holdings. Past performance is not indicative of future results. Fold does not guarantee any particular outcome.

**This feature list is subject to release timing and product availability, and the features described do not constitute a commitment, promise, or guarantee that any such features will be offered or made available now or in the future.